Exhibit 10.6(c)
SECOND AMENDMENT TO CREDIT AGREEMENT
     THIS SECOND AMENDMENT TO CREDIT AGREEMENT (the “Amendment”), dated as of December 22, 2006, by and among P.H. GLATFELTER COMPANY, a Pennsylvania corporation (the “Company”), on behalf of itself and each of the other Loan Parties under the Credit Agreement (as hereinafter defined), the BANKS (as defined under the Credit Agreement) parties hereto, PNC BANK, NATIONAL ASSOCIATION, in its capacity as agent for the Banks (the “Agent”).
WITNESSETH:
     WHEREAS, the parties hereto are parties to that certain Credit Agreement, dated as of April 3, 2006, as amended by that First Amendment thereto dated April 25, 2006 (as so amended, the “Credit Agreement”);
     WHEREAS, the parties hereto desire to amend the Credit Agreement as provided herein.
     NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows (Defined terms used herein unless otherwise amended or defined herein shall have the meanings ascribed to them in the Credit Agreement as amended by this Amendment.):
1. Amendment to Section 1.1 [Definitions] of the Credit Agreement.
     (A) Existing Definitions. The following definitions contained in Section 1.1 of the Credit Agreement are hereby amended and restated to read as follows:
          “Consolidated EBITDA shall mean as of the end of any fiscal quarter: (i) EBITDA of the Company and its Subsidiaries for the immediately preceding four fiscal quarters, plus (ii) the aggregate gain on sale of all timberland properties (as determined in accordance with GAAP) (A) made within the eight immediately preceding fiscal quarters and multiplied by one-half (1/2) if Consolidated EBITDA is being calculated for any fiscal quarter through and including the fiscal quarter ending June 30, 2008 and (B) made within the four immediately preceding fiscal quarters if Consolidated EBITDA is being calculated for any fiscal quarter ending after June 30, 2008, in each case net of any losses on such sales, provided that the amount of the net gain on sale of timberland properties included in the calculation of Consolidated EBITDA under this clause (ii) may not exceed 30% of the EBITDA of the Company and its Subsidiaries for the immediately preceding four fiscal quarters.”
          “Consolidated Total Debt shall mean all long and short term Indebtedness (but excluding SunTrust Indebtedness described in Section 8.2.1(ix) and Permitted Timber Installment Sale Indebtedness described in Section 8.2.1(x)).”
          “EBITDA shall mean, for any period and any Person, net income (excluding extraordinary gains and losses, gains and losses on sales of assets and non-cash pension income) plus income tax expense, interest expense (excluding Timber Installment Sale Interest Expense), depreciation, amortization expense and any Permitted EBITDA Add Backs (if EBITDA is being computed for the Company) of such Person.”

          “Interest Period shall mean the period of time selected by the Borrowers in connection with (and to apply to) any election permitted hereunder by the Borrowers to have Revolving Credit Loans or Term Loans bear interest under the Euro-Rate Option. Subject to the last sentence of this definition, such period shall be (A) (i) one or two Months if Borrowers select the Euro-Rate Option during the Syndications Period, and (ii) one, two, three or six Months if the Borrowers select the Euro-Rate Option after the Syndications Period has ended, and (B) one or two Months with respect to any Loans made in any Optional Currency. Such Interest Period shall commence on the effective date of such Interest Rate Option, which shall be (i) the Borrowing Date if the Borrowers are requesting new Loans, or (ii) the date of renewal of or conversion to the Euro-Rate Option if the Borrowers are renewing or converting to the Euro-Rate Option applicable to outstanding Loans. Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (B) the Borrowers shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date.”
     “Material Sale of Assets Excluding TISs shall mean: (i) any sales or other dispositions of timberland of the Loan Parties (other than a Permitted Timber Installment Sale) when the aggregate amount of such proceeds from such sales or dispositions equals or exceeds $2,000,000 (the “Material Sale Threshold”) and each time subsequent sales or dispositions are made after such time as the Material Sale Threshold is reached, such subsequent sales or dispositions shall constitute a “Material Sale of Assets Excluding TISs” when the aggregate amount of proceeds from such subsequent sales or dispositions again equals or exceeds the Material Sale Threshold, (ii) any sale or other disposition of any other assets (other than timberland) of the Loan Parties sold pursuant to Section 8.2.7(vi) if the proceeds of such sale or other disposition shall exceed $2,000,000, or (iii) any sale or other disposition of any assets of the Loan Parties sold pursuant to Section 8.2.7(vii).”
     (B) New Definitions. The following new definitions are hereby added to Section 1.1 in alphabetical order:
     “Permitted Timber Installment Sale shall have the meaning assigned to such term in Section 8.2.1(x).”
     “Permitted Timber Installment Sale Indebtedness shall have the meaning assigned to such term in Section 8.2.1(x).”
     “Timber Installment Sale Interest Expense shall mean, for any period of the Company and its Subsidiaries, interest expense arising pursuant to Permitted Timber Installment Sale Indebtedness or SunTrust Indebtedness (as determined and consolidated in accordance with GAAP).”
2. Amendment of Section 1.3 [Accounting Principles] of the Credit Agreement.
     Section 1.3 of the Credit Agreement is hereby amended and restated to read as follows:
     “1.3 Accounting Principles.

     Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Sections 8.2.15, 8.2.16 and 8.2.17 (and all defined terms used in the definition of any accounting term used in Sections 8.2.15, 8.2.16 and 8.2.17 shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing the Annual Statements referred to in Section 6.1.8(i) . In the event of any change after the date hereof in GAAP, and if such change would result in the inability to determine compliance with the financial covenants set forth in Sections 8.2.15, 8.2.16 and 8.2.17 based upon the Company’s regularly prepared financial statements by reason of the preceding sentence, then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial covenants in a manner that would not affect the substance thereof, but would allow compliance therewith to be determined in accordance with the Company’s financial statements at that time; provided, further, that for purposes of the calculation of the financial covenants in Sections 8.2.15, 8.2.16 and 8.2.17, the adjustments to income and expense of the Loan Parties (and any other adjustments) resulting from the promulgation of Statement of Financial Accounting Standards (“SFAS”) No. 158 shall be disregarded.”
3. Amendment of Section 5.5.1.1 [Sale of Assets] of the Credit Agreement.
     Section 5.5.1.1 of the Credit Agreement is hereby amended and restated to read as follows:
     “5.5.1.1 Sale of Assets.
     Within (a) five (5) Business Days of any Material Sale of Assets Excluding TISs and (b) sixty (60) calendar days of any Permitted Timber Installment Sale, the Borrowers shall make a mandatory prepayment of principal on the Term Loans equal to the applicable percentage (as reflected on Schedule 5.5.1) of the after-tax proceeds received or receivable (if not yet received) in connection with such Material Sale of Assets Excluding TISs or such Permitted Timber Installment Sale, as applicable (in each case as estimated in good faith by the Borrower), together with accrued interest on such principal amount.”
4. Amendment of Section 8.2.1 [Indebtedness] of the Credit Agreement.
     Subsections (x) and (xiii) of Section 8.2.1 [Indebtedness] of the Credit Agreement are hereby amended and restated to read as follows:
          “(x) Indebtedness (“Permitted Timber Installment Sale Indebtedness”) which is (a) incurred in connection with an installment sale of timber (a “Permitted Timber Installment Sale”), (b) structured similarly to the SunTrust Indebtedness and used for similar purposes, and(c) upon terms and documentation which has been reviewed and approved by the Agent; provided that the terms and conditions contained in the agreements evidencing such Indebtedness shall not be subsequently modified after the closing date thereof without the consent of the Agent.”

          “(xiii) Other unsecured Indebtedness in an amount not to exceed $30,000,000 outstanding at any time.”
     The remainder of Section 8.2.1 [Indebtedness] remains unchanged hereby.
5. Amendment of Section 8.2.4 [Loans and Investments] of the Credit Agreement.
     A new subsection (ix) is hereby added to Section 8.2.4 [Loans and Investments] of the Credit Agreement immediately after subsection (viii) thereof to read as follows:
          “(ix) loans to (A) purchasers under a Permitted Timber Installment Sale to finance the purchase price thereof and (B) Sustainable Conservation, Inc. made prior to the Closing Date to finance the purchase of timberlands pursuant to an installment sale of timberlands transaction, which occurred in connection with the SunTrust Indebtedness.”
     The remainder of Section 8.2.4 [Loans and Investments] remains unchanged hereby.
6. Amendment of Section 8.2.7 [Dispositions of Assets or Subsidiaries] of the Credit Agreement.
     Subsection (iii) of Section 8.2.7 [Dispositions of Assets or Subsidiaries] of the Credit Agreement is hereby amended and restated to read as follows:
     “(iii) any sale, transfer or lease of assets by (a) one Loan Party to another Loan Party or (b) any Subsidiary of a Loan Party which is not itself a Loan Party to a Loan Party or a Subsidiary of a Loan Party.”
     The remainder of Section 8.2.7 [Dispositions of Assets or Subsidiaries] remains unchanged hereby.
7. Amendment of Section 8.2.17 [Minimum Interest Coverage Ratio] of the Credit Agreement.
     Section 8.2.17 [Minimum Interest Coverage Ratio] of the Credit Agreement is hereby amended and restated to read as follows:
     “8.2.17 Minimum Interest Coverage Ratio.
     The Borrowers shall not permit the ratio of Consolidated Adjusted EBITDA to consolidated interest expense (excluding Timber Installment Sale Interest Expense) of the Borrowers and their Subsidiaries, measured as of the end of each fiscal quarter, for the four (4) fiscal quarters then ended, to be less than 3.50 to 1.00.”
8. Conditions to the Effectiveness of this Amendment.
     This Amendment shall be effective upon when (a) it has been signed and delivered by the Company, the Required Banks and the Agent, (b) the Intercompany Subordination Agreement substantially in the form of Exhibit A hereto has been signed and delivered by each of the Loan

Parties and (c) the representations and warranties of the Loan Parties in Section 6 hereof shall be true and correct.
9. Representations and Warranties.
     The Loan Parties hereby represent and warrant to the Agent and the Banks that (a) the representations and warranties of the Loan Parties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof with the same force and effect as though made by the Loan Parties on such date, except to the extent that any such representation or warranty expressly relates solely to a previous date, and (b) the Loan Parties are in compliance with all terms, conditions, provisions, and covenants contained in the Credit Agreement and the other Loan Documents and there exists no Event of Default or Potential Default and (c) all of the terms and conditions, provisions and covenants in the Credit Agreement, the Loan Documents and all other documents delivered to the Banks and the Agent in connection with any of the foregoing documents and obligations secured thereby are in full force and effect, are hereby ratified and confirmed and remain unaltered, except as expressly modified by this Amendment. This Amendment has been duly executed by an authorized officer of each Loan Party. The execution, delivery, and performance of this Amendment have been duly authorized by all necessary corporate action, require no governmental approval, and will neither contravene, conflict with, nor result in the breach of any law, charter, articles, or certificate of incorporation or organization, bylaws, operating agreement or other agreement governing or binding upon any of the Loan Parties or any of their property. Each Loan Party is in good standing in its jurisdiction of organization.
10. Force and Effect.
     Each of the parties hereto reconfirms and ratifies the Credit Agreement and all other documents executed in connection therewith, and confirms that all such documents remain in full force and effect since the date of their execution, except to the extent modified by this Amendment.
11. Governing Law.
     This Amendment shall be deemed to be a contract under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.
12. Counterparts.
     This Amendment may be signed by telecopy or original in any number of counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     IN WITNESS WHEREOF, the parties have executed this instrument under seal as of the day and year first above written.
[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE 1 OF 16 TO
SECOND AMENDMENT TO CREDIT AGREEMENT]

BORROWERS:

P.H. GLATFELTER COMPANY

By:	/s/ John P. Jacunski

Name:	John P. Jacunski
Title:	Senior Vice President and CFO

PHG TEA LEAVES, INC.

By:	/s/ George B. Amoss, Jr.

Name:	George B. Amoss, Jr.
Title:	President

PAPIERFABRIK SCHOELLER & HOESCH GMBH & CO. KG

By: S&H Verwaltungsgesellschaft mbH, its General Partner

By:	/s/ John P. Jacunski

Name:	John P. Jacunski
Title:	Managing Director

S&H VERWALTUNGESELLSCHAFT MBH

By:	/s/ John P. Jacunski

Name:	John P. Jacunski
Title:	Managing Director

GLATFELTER-UK, LTD

By:	/s/ Jeffrey J. Norton

Name:	Jeffrey J. Norton
Title:	Secretary

MOLLANVICK, INC.

By:	/s/ George B. Amoss, Jr.

Name:	George B. Amoss, Jr.
Title:	President

[SIGNATURE PAGE 2 OF 16 TO
SECOND AMENDMENT TO CREDIT AGREEMENT]

GUARANTORS:

THE GLATFELTER PULP WOOD COMPANY

By:	/s/ George H. Glatfelter

Name:	George H. Glatfelter
Title:	Chairman and President

GLT INTERNATIONAL FINANCE, LLC

By:	/s/ George B. Amoss, Jr.

Name:	George B. Amoss, Jr.
Title:	Treasurer

GLENN-WOLFE, INC

By:	/s/ George B. Amoss, Jr.

Name:	George B. Amoss, Jr.
Title:	President

GLATFELTER HOLDINGS, LLC

By:	/s/ Thomas V. Bosley

Name:	Thomas V. Bosley
Title:	Vice President and General Manager
Of Glatfelter Pulp Wood Company
Member of Glatfelter Holdings, LLC

GLATFELTER HOLDINGS II, LLC

By:	/s/ Thomas V. Bosley

Name:	Thomas V. Bosley
Title:	Vice President and General Manager
Of Glatfelter Pulp Wood Company
Member of Glatfelter Holdings II, LLC

[SIGNATURE PAGE 3 OF 16 TO
SECOND AMENDMENT TO CREDIT AGREEMENT]

BANKS AND AGENT:

PNC BANK, NATIONAL ASSOCIATION, individually and as Agent

By:	/s/ Frank A. Pugliese

Name:	Frank A. Pugliese
Title:	Senior Vice President

[SIGNATURE PAGE 4 OF 16 TO
SECOND AMENDMENT TO CREDIT AGREEMENT]

CREDIT SUISSE, CAYMAN ISLANDS BRANCH

By:	/s/ David Dodd

Name:	David Dodd
Title:	Vice President

By:	/s/ James Neira

Name:	James Neira
Title:	Associate

[SIGNATURE PAGE 5 OF 16 TO
SECOND AMENDMENT TO CREDIT AGREEMENT]

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ Philip R. Medsger

Name:	Philip R. Medsger
Title:	First Vice President

[SIGNATURE PAGE 6 OF 16 TO
SECOND AMENDMENT TO CREDIT AGREEMENT]

MANUFACTURERS AND TRADERS TRUST COMPANY

By:	/s/ Tracey E. Sawyer-Calhoun

Name:	Tracey E. Sawyer-Calhoun
Title:	Vice President

[SIGNATURE PAGE 7 OF 16 TO
SECOND AMENDMENT TO CREDIT AGREEMENT]

SUNTRUST BANK

By:	/s/ William C. Washburn, Jr.

Name:	William C. Washburn, Jr.
Title:	Vice President

[SIGNATURE PAGE 8 OF 16 TO
SECOND AMENDMENT TO CREDIT AGREEMENT]

BANK OF AMERICA, N.A.

By:	/s/ Charles R. Dickerson

Name:	Charles R. Dickerson
Title:	Managing Director

[SIGNATURE PAGE 9 OF 16 TO
SECOND AMENDMENT TO CREDIT AGREEMENT]

HSBC BANK USA

By:

Name:

Title:

[SIGNATURE PAGE 10 OF 16 TO
SECOND AMENDMENT TO CREDIT AGREEMENT]

CITIBANK, N.A.

By:	/s/ Christopher D. Pannacciulli

Name:	Christopher D. Pannacciulli
Title:	Vice President

[SIGNATURE PAGE 11 OF 16 TO
SECOND AMENDMENT TO CREDIT AGREEMENT]

CITIBANK, N.A., CANADIAN BRANCH

By:	/s/ Niyousha Zarinpour

Name:	Niyousha Zarinpour
Title:	Authorized Signer

[SIGNATURE PAGE 12 OF 16 TO
SECOND AMENDMENT TO CREDIT AGREEMENT]

CITIZENS BANK OF PENNSYLVANIA

By:	/s/ Michael J. Gillig

Name:	Michael J. Gillig
Title:	Vice President

[SIGNATURE PAGE 13 OF 16 TO
SECOND AMENDMENT TO CREDIT AGREEMENT]

COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES

By:	/s/ Subash R. Viswanathan

Name:	Subash R. Viswanathan
Title:	Senior Vice President

By:	/s/ Barbara Peters

Name:	Barbara Peters
Title:	Assistant Vice President

[SIGNATURE PAGE 14 OF 16 TO
SECOND AMENDMENT TO CREDIT AGREEMENT]

COMERICA BANK

By:	/s/ Richard C. Hampson

Name:	Richard C. Hampson
Title:	Vice President

[SIGNATURE PAGE 15 OF 16 TO
SECOND AMENDMENT TO CREDIT AGREEMENT]

FIFTH THIRD BANK

By:	/s/ Jim Janovsky

Name:	Jim Janovsky
Title:	Vice President

[SIGNATURE PAGE 16 OF 16 TO
SECOND AMENDMENT TO CREDIT AGREEMENT]

COBANK, ACB

By:	/s/ Pat Schulz

Name:	Pat Schulz
Title:	Assistant Corporate Secretary

EXHIBIT A
FORM OF
INTERCOMPANY SUBORDINATION AGREEMENT
     THIS INTERCOMPANY SUBORDINATION AGREEMENT is dated as of 12/2/2006 and is made by and among the entities listed on the signature page hereto and each Person who hereafter becomes a Borrower or a Guarantor under the Credit Agreement (defined below) (subsequently joining this agreement) (each being individually referred to herein as a “Company” and collectively as the “Companies”).
WITNESSETH THAT:
     WHEREAS, each capitalized term used herein shall, unless otherwise defined herein, have the meaning specified in that certain Credit Agreement dated as of even date herewith (as it may be hereafter amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among P.H. GLATFELTER COMPANY, a Pennsylvania corporation (the “Glatfelter”) and certain of its subsidiaries identified on the signature pages hereto (each a “Borrower” and collectively, the “Borrowers”), the Guarantors now or hereafter party thereto, the Banks now or hereafter party thereto (the “Banks”) and PNC BANK, NATIONAL ASSOCIATION, as agent (the “Agent”) for the Banks, PNC CAPITAL MARKETS LLC and CREDIT SUISSE SECURITIES (USA) LLC, as joint arrangers and bookrunners, and CREDIT SUISSE SECURITIES (USA) LLC, as syndication agent (the “Syndication Agent”); and
     WHEREAS, pursuant to the Credit Agreement and the other Loan Documents referred to and defined in the Credit Agreement, the Banks intend to make Loans to the Borrowers; and
     WHEREAS, the Companies are or may become indebted to each other (the Indebtedness of each of the Companies to any other Company, now existing or hereafter incurred (whether created directly or acquired by assignment or otherwise), and interest and premiums, if any, thereon and other amounts payable in respect thereof are hereinafter collectively referred to as the “Intercompany Indebtedness”); and
     WHEREAS, the obligations of the Banks to maintain the Commitments and make Loans to the Borrowers from time to time are subject to the condition, among others, that the Companies subordinate the Intercompany Indebtedness to the Obligations of the Borrowers or any other Company to the Agent or the Banks pursuant to the Credit Agreement, the other Loan Documents or any Bank-Provided Interest Rate Hedge (collectively, the “Senior Debt”) in the manner set forth herein.
     NOW, THEREFORE, intending to be legally bound hereby, the parties hereto covenant and agree as follows:
     1. Intercompany Indebtedness Subordinated to Senior Debt. The recitals set forth above are hereby incorporated by reference. All Intercompany Indebtedness shall be subordinate and subject in right of payment to the prior indefeasible payment in full of all Senior Debt pursuant to the provisions contained herein.
     2. Payment Over of Proceeds Upon Dissolution, Etc. Upon any distribution of assets of any Company in the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to any such Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of any such Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy (other than a liquidation, dissolution or winding up which (i) is permitted under the Credit Agreement (ii) which is made when no Event of Default exists under the Credit Agreement), or (c) any assignment for the benefit of creditors or any marshalling of assets and liabilities of any such Company (a Company distributing assets as set forth herein being referred to in such capacity as a “Distributing Company”), then and in any such event, the Agent shall be entitled to receive, for the benefit of the Agent and the Banks as their respective interests may appear, indefeasible payment in full of all amounts due or to become due (whether or not an Event of Default has occurred under the terms of the Loan Documents or the Senior Debt has been declared due and payable prior to the date on which it would otherwise have become due and payable) on or in respect of any and all Senior Debt before the holder of any Intercompany Indebtedness owed by the Distributing Company is entitled to receive any payment on account of the principal of or interest on such Intercompany Indebtedness, and to that end, the Agent shall be entitled to receive, for application to the payment of the Senior Debt, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Intercompany Indebtedness owed by the Distributing Company in any such case, proceeding, dissolution, liquidation or other winding up event.
     3. No Commencement of Any Proceeding. Each Company agrees that, so long as the Senior Debt shall remain unpaid, it will not commence, or join with any creditor other than the Banks and the Agent in commencing, any proceeding referred to in the first paragraph of Section 2 against any other Company which owes it any Intercompany Indebtedness.
     4. Prior Payment of Senior Debt Upon Acceleration of Intercompany Indebtedness. If any portion of the Intercompany Indebtedness owed by any Company becomes or is declared due and payable before its stated maturity, then and in such event the Agent and the Banks shall be entitled to receive indefeasible payment in full of all amounts due and to become due on or in respect of the Senior Debt (whether or not an Event of Default has occurred under the terms of the Loan Documents or the Senior Debt has been declared due and payable prior to the date on which it would otherwise have become due and payable) before the holder of any such Intercompany Indebtedness is entitled to receive any payment thereon.
     5. No Payment When Senior Debt in Default. If any Event of Default shall have occurred and be continuing, or such an Event of Default or Potential Default would result from or exist after giving effect to a payment with respect to any portion of the Intercompany Indebtedness, unless the Required Banks shall have consented to or waived the same, so long as any of the Senior Debt shall remain outstanding, no payment shall be made by any Company owing such Intercompany Indebtedness on account of principal or interest on any portion of the Intercompany Indebtedness.
     6. Payment Permitted if No Default. Nothing contained in this Agreement shall prevent any of the Companies, at any time except during the pendency of any of the conditions described in Sections 2, 4 and 5, from making payments at any time of principal of or interest on any portion of the Intercompany Indebtedness, or the retention thereof by any of the Companies of any money deposited with them for the payment of or on account of the principal of or interest on the Intercompany Indebtedness.
     7. Receipt of Prohibited Payments. If, notwithstanding the foregoing provisions of Sections 2, 4, 5 and 6, a Company which is owed Intercompany Indebtedness by a Distributing Company shall have received any payment or distribution of assets from the Distributing Company of any kind or character, whether in cash, property or securities, then and in such event such payment or distribution shall be held in trust for the benefit of the Agent and the Banks as their respective interests may appear, shall be segregated from other funds and property held by such Company, and shall be forthwith paid over to the Agent in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to or held as collateral (in the case of noncash property or securities) for the payment or prepayment of the Senior Debt in accordance with the terms of the Credit Agreement.
     8. Rights of Subrogation. Each Company agrees that no payment or distribution to the Agent or the Banks pursuant to the provisions of this Agreement shall entitle it to exercise any rights of subrogation in respect thereof until the Senior Debt shall have been indefeasibly paid in full and the Commitments shall have terminated and the Letters of Credit have expired.
     9. Records Evidencing Intercompany Indebtedness. Each Company will mark its books of account in such a manner as shall be effective to give proper notice of the effect of this Agreement.
     10. Agreement Solely to Define Relative Rights. The purpose of this Agreement is solely to define the relative rights of the Companies, on the one hand, and the Agent and the Banks, on the other hand. Nothing contained in this Agreement is intended to or shall impair, as between any of the Companies and their creditors other than the Agent and the Banks, the obligation of the Companies to each other to pay the principal of and interest on the Intercompany Indebtedness as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights among the Companies and their creditors other than the Agent and the Banks, nor shall anything herein prevent any of the Companies from exercising all remedies otherwise permitted by applicable Law upon default under any agreement pursuant to which the Intercompany Indebtedness is created, subject to the rights, if any, under this Agreement of the Agent and the Banks to receive cash, property or securities otherwise payable or deliverable with respect to the Intercompany Indebtedness.
     11. No Implied Waivers of Subordination. No right of the Agent or any Bank to enforce subordination, as herein provided, shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Company or by any act or failure to act by the Agent or any Bank, or by any non-compliance by any Company with the terms, provisions and covenants of any agreement pursuant to which the Intercompany Indebtedness is created, regardless of any knowledge thereof with which the Agent or any Bank may have or be otherwise charged. Each Company by its acceptance hereof shall agree that, so long as there is Senior Debt outstanding or Commitments in effect under the Credit Agreement, such Company shall not agree to sell, assign, pledge, encumber or otherwise dispose of, or agree to compromise, the obligations of the other Companies with respect to their Intercompany Indebtedness, other than by means of payment of such Intercompany Indebtedness according to its terms, without the prior written consent of the Agent.
     Without in any way limiting the generality of the foregoing paragraph, the Agent or any of the Banks may, at any time and from time to time, without the consent of or notice to the Companies, without incurring responsibility to the Companies and without impairing or releasing the subordination provided in this Agreement or the obligations hereunder of the Companies to the Agent and the Banks, do any one or more of the following: (i) change the manner, place or terms of payment, or extend the time of payment, renew or alter the Senior Debt or otherwise amend or supplement the Senior Debt or the Loan Documents; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing the Senior Debt; (iii) release any person liable in any manner for the payment or collection of the Senior Debt; and (iv) exercise or refrain from exercising any rights against any of the Companies and any other person.
     12. Additional Subsidiaries. The Companies covenant and agree that they shall cause Material Subsidiaries created or acquired after the date of this Agreement, and any other Material Subsidiaries required to join this Agreement pursuant to Section 8.2.9 [Subsidiaries] or otherwise under the Credit Agreement, to execute either a Guarantor Joinder in substantially the form of Exhibit 1.1(G)(1) to the Credit Agreement or a Borrower Joinder in substantially the form of Exhibit 1.1(B) to the Credit Agreement, whereby such Material Subsidiary joins this Agreement and subordinates all Indebtedness owed to any such Material Subsidiary by any of the Companies or other Material Subsidiaries hereafter created or acquired to the Senior Debt.
     13. Continuing Force and Effect. This Agreement shall continue in force for so long as any portion of the Senior Debt remains unpaid and any Commitments or Letters of Credit under the Credit Agreement remain outstanding, it being contemplated that this Agreement be of a continuing nature.
     14. Modification, Amendments or Waivers. Any and all agreements amending or changing any provision of this Agreement or the rights of the Agent or the Banks hereunder, and any and all waivers or consents to Events of Default or other departures from the due performance of the Companies hereunder, shall be made only by written agreement, waiver or consent signed by the Agent, acting on behalf of all the Banks, with the written consent of the Required Banks, any such agreement, waiver or consent made with such written consent being effective to bind all the Banks.

     15. Expenses. The Companies unconditionally and jointly and severally agree upon demand to pay to the Agent and the Banks the amount of any and all out-of-pocket costs, expenses and disbursements, including fees and expenses of counsel (including the allocated costs of staff counsel) for which reimbursement is customarily obtained, which the Agent or any of the Banks may incur in connection with (a) the administration of this Agreement, (b) the exercise or enforcement of any of the rights of the Agent or the Banks hereunder, or (c) the failure by the Companies to perform or observe any of the provisions hereof.
     16. Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.
     17. Governing Law. This Agreement shall be a contract under the internal laws of the Commonwealth of Pennsylvania and for all purposes shall be construed in accordance with the internal laws of the Commonwealth of Pennsylvania without giving effect to its principles of conflict of laws.
     18. Successors and Assigns. This Agreement shall inure to the benefit of the Agent and the Banks and their respective successors and assigns, and the obligations of the Companies shall be binding upon their respective successors and permitted assigns, provided, that no company may assign or transfer its rights or obligations hereunder or any interest herein and any such purported assignment or transfer shall be null and void. The duties and obligations of the Companies may not be delegated or transferred by the Companies without the written consent of the Required Banks and any such delegation or transfer without such consent shall be null and void. Except to the extent otherwise required by the context of this Agreement, the word “Banks” when used herein shall include, without limitation, any holder of a Note or an assignment of rights therein originally issued to a Bank under the Credit Agreement, and each such holder of a Note or assignment shall have the benefits of this Agreement to the same extent as if such holder had originally been a Bank under the Credit Agreement.
     19. Joint and Several Obligations. Each of the obligations of each and every Company under this Agreement is joint and several. The Agent and the Banks, or any of them, may, in their sole discretion, elect to enforce this Agreement against any Company without any duty or responsibility to pursue any other Company and such an election by the Agent and the Banks, or any of them, shall not be a defense to any action the Agent and the Banks, or any of them, may elect to take against any Company. Each of the Banks and Agent hereby reserve all right against each Company.
     20. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when executed and delivered, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

     21. Attornevs-in-Fact. Each of the Companies hereby authorizes and empowers the Agent, at its election and in the name of either itself, for the benefit of the Agent and the Banks as their respective interests may appear, or in the name of each such Company as is owed Intercompany Indebtedness, to execute and file proofs and documents and take any other action the Agent may deem advisable to completely protect the Agent’s and the Banks’ interests in the Intercompany Indebtedness and their right of enforcement thereof and to that end each of the Companies hereby irrevocably makes, constitutes and appoints the Agent, its officers, employees and agents, or any of them, with full power of substitution, as the true and lawful attorney-in-fact and agent of such Company, and with full power for such Company, and in the name, place and stead of such Company for the purpose of carrying out the provisions of this Agreement, and taking any action and executing, delivering, filing and recording any instruments which the Agent may deem necessary or advisable to accomplish the purposes hereof, which power of attorney, being given for security, is coupled with an interest and is irrevocable. Each Company hereby ratifies and confirms, and agrees to ratify and confirm, all action taken by the Agent, its officers, employees or agents pursuant to the foregoing power of attorney.
     22. Application of Payments. In the event any payments are received by the Agent under the terms of this Agreement for application to the Senior Debt at any time when the Senior Debt has not been declared due and payable and prior to the date on which it would otherwise become due and payable, such payment shall constitute a voluntary prepayment of the Senior Debt for all purposes under the Credit Agreement.
     23. Remedies. In the event of a breach by any of the Companies in the performance of any of the terms of this Agreement, the Agent, on behalf of the Banks, may demand specific performance of this Agreement and seek injunctive relief and may exercise any other remedy available at law or in equity, it being recognized that the remedies of the Agent on behalf of the Banks at law may not fully compensate the Agent on behalf of the Banks for the damages they may suffer in the event of a breach hereof.
     24. Consent to Jurisdiction: Waiver of Jury Trial. Each of the Companies hereby irrevocably consents to the non-exclusive jurisdiction of the Court of Common Pleas of Allegheny County, Pennsylvania and the United States District Court for the Western District of Pennsylvania, waives personal service of any and all process upon it and consents that all such service of process be made by certified or registered mail directed to the Companies at the addresses set forth or referred to in Section 26 hereof and service so made shall be deemed to be completed upon actual receipt thereof. Each of the Companies waives any objection to jurisdiction and venue of any action instituted against it as provided herein and agrees not to assert any defense based on lack of jurisdiction or venue, AND EACH OF THE COMPANIES WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT TO THE FULL EXTENT PERMITTED BY LAW.
     Each Company hereby appoints a process agent, P.H. Glatfelter Company, as its agent to receive on behalf of such party and its respective property, service of copies of the summons and complaint and any other process which may be served in any action or proceeding. Such service may be made by mailing or delivering a copy of such process to any of the Companies in care of the Process Agent at the Process Agent’s address, and each of the Companies hereby authorizes and directs the Process Agent to receive such service on its behalf. Each Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions (or an political subdivision thereof) by suit on the judgment or in any other manner provided by law. Each Company further agrees that it shall, for so long as any Commitment, Letter of Credit or any obligation of any Loan Party to the Bank remains outstanding, continue to retain Process Agent for the purposes set forth in this Section 24. The Process Agent hereby accepts the appointment of Process Agent by the Companies and agrees to act as Process Agent on behalf of the Companies. The Process Agent has an address of, on the date hereof, 96 South George Street, Suite 500, York, PA 17401 United States.
     25. EXCEPT AS PROHIBITED BY LAW, EACH COMPANY, THE AGENT AND THE BANKS HEREBY WAIVE TRIAL BY A JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE COLLATERAL TO THE FULLEST EXTENT PERMITTED BY LAW.
     26. Notices. All notices, statements, requests and demands and other communications given to or made upon the Companies, the Agent or the Banks in accordance with the provisions of this Agreement shall be given or made as provided in Section 11.6 [Notices] of the Credit Agreement.
     27. Rules of Construction. The rules of construction set forth in Section 1.2 [Construction] of the Credit Agreement shall apply to this Agreement.
[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

[SIGNATURE PAGE 1 OF 2 TO
INTERCOMPANY SUBORDINATION AGREEMENT]

BORROWERS: P. H. GLATFELTER COMPANY
By:	/s/ John P. Jacunski
	Name:	John P. Jacunski
	Title:	Senior Vice President and CFO

PHG TEA LEAVES, INC.
By:	/s/ Donald R. Gross
	Name:	Donald R. Gross
	Title:	Treasurer

PAPIERFABRIK SCHOELLER & HOESCH GMBH & CO. KG By: S&H Verwaltungsgesellschaft mbH, its General Partner
By:	/s/ John P. Jacunski
	Name:	John P. Jacunski
	Title:	Managing Director

S&H VERWALTUNGESELLSCHAFT MBH
By:	/s/ John P. Jacunski
	Name:	John P. Jacunski
	Title:	Managing Director

GLATFELTER-UK, LTD
By:	/s/ Jeffrey J. Norton
	Name:	Jeffrey J. Norton
	Title:	Secretary

MOLLANVICK, INC.
By:	/s/ Donald R. Gross
	Name:	Donald R. Gross
	Title:	Treasurer

[SIGNATURE PAGE 2 OF 2 TO
INTERCOMPANY SUBORDINATION AGREEMENT]

GUARANTORS: THE GLATFELTER PULP WOOD COMPANY
By:	/s/ George H. Glatfelter
	Name:	George H. Glatfelter
	Title:	Chairman and President

GLT INTERNATIONAL FINANCE, LLC
By:	/s/ John P. Jacunski
	Name:	John P. Jacunski
	Title:	Manager

GLENN-WOLFE, INC
By:	/s/ Donald R. Gross
	Name:	Donald R. Gross
	Title:	Treasurer

GLATFELTER HOLDINGS, LLC
By:	/s/ Thomas V. Bosley
	Name:	Thomas V. Bosley
	Title:	Vice President and General Manager Of Glatfelter Pulp Wood Company Member of Glatfelter Holdings, LLC

GLATFELTER HOLDINGS II, LLC
By:	/s/ Thomas V. Bosley
	Name:	Thomas V. Bosley
	Title:	Vice President and General Manager Of Glatfelter Pulp Wood Company Member of Glatfelter Holdings II, LLC